Exhibit 99.a

                                     RONSON
                                   CORPORATION
                               POST MEETING REPORT
                       2004 ANNUAL MEETING OF SHAREHOLDERS

                                                            December 9, 2004


TO THE SHAREHOLDERS:

     The 2004 Annual Meeting of Shareholders of Ronson Corporation was held at the Holiday Inn, Somerset, New Jersey, on December 9, 2004.

     This Post Meeting Report on the 2004 Annual Meeting contains the Shareholder Vote and the President's Remarks to Shareholders.

                                                 Sincerely,

                                                 Louis V. Aronson II
                                                 President and CEO



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I. SHAREHOLDER VOTE (2004 ANNUAL MEETING)

   Directors: Ronson shareholders elected management's slate of five directors.
   ---------
   Each member of management's slate was elected by at least 87.7% of the votes cast at the Meeting. Erwin M. Ganz, Justin P. Walder, and Robert A. Aronson were elected for three year terms. Barbara L. Collins was elected for a two year term. Paul H. Einhorn was elected for a one year term.

   Auditors: The appointment of Demetrius & Company, L.L.C., as Independent
   --------
   Auditors for 2004 was approved by 88.0% of the votes cast.







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II. REMARKS BY LOUIS V. ARONSON II AT THE DECEMBER 9, 2004 ANNUAL MEETING

RESULTS FOR YEAR ENDING DECEMBER 31, 2003
-----------------------------------------

Ronson Corporation's net earnings in 2003 were $703,000 as compared to $212,000 in 2002, an increase of over 200%. The Company's net sales were $26,740,000 in the year 2003 as compared to $23,601,000 in 2002, an increase of 13%.

Earnings from continuing operations before income taxes increased to $1,151,000 in 2003 from $112,000 in 2002. These 2003 earnings would have been $460,000 higher had it not been for expenses due to litigation costs related to a shareholder derivative action.


RONSON CONSUMER PRODUCTS CORPORATION (RCPC)
-------------------------------------------

Sales and profits for Ronson Consumer Products Corporation ("RCPC") substantially increased in 2003. Sales for 2003 increased about 17% over sales in 2002. RCPC's earnings before interest and other charges more than doubled in 2003.

Following plans developed in 2003, in February of this year our Woodbridge, New Jersey manufacturing plant's shipping and receiving department and warehouse were relocated into a modern 19,200 sq. ft. warehouse in South Brunswick, New Jersey. The new larger warehouse provides needed space for finished products, such as fuels, flints, lighters, multi-purpose lighters and larger new products, the Tech Torch and the Aero Torch.

Our focus is on the development of new products which utilize our widely distributed Multi-Fill butane fuel and the renowned Ronson brand name. Two such consumer products were launched during 2004, the Ronson Comet butane lighter and the handy Ronson Aero Torch.

Ronson Comet Lighter - Historically, the lighter market was dominated by Ronson for decades. It needs to be recognized that in the last twenty-five years that market has changed dramatically from higher-priced gift and personal lighters to mostly low priced disposable lighters. In the United States today, annual sales of disposable lighters now reach about 850 million units. This creates a big opportunity for a quality, low cost, brand name refillable lighter like the new Ronson Comet lighter. The Comet is economical, attractive, adult friendly and refillable with Ronson Multi-Fill butane.

It is available in six attractive colors and is sold in single, two-pack and three-pack blister cards. We support retailers with appealing 24 unit counter displays and 18 unit two-sided displays.

Distribution of the Comet started in April of this year. With its electronic ignition, adjustable flame and child resistant feature, the Comet is competitively priced with leading brand name disposable lighters. Its function, attractiveness and pricing have been well received. The new Ronson Comet has much room for sales growth in the 850 million unit low cost lighter market.




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Ronson Aero Torch - Initial distribution of the new Ronson Aero Torch started in
August of this year. The portable, lightweight (8 ozs.) Aero Torch complements the Ronson Tech Torch and augments our line of butane fueled products. The Aero Torch is geared for handyman projects requiring a large flame covering a wider heating area, such as sweating copper joints in plumbing, soldering seams on metal roofing, and many other indoor and outdoor uses for home and shop.

I am pleased to report that both the Comet and the Aero Torch have been well received by our customers. As distribution outlets increase, we can expect the same positive support from the public; however, to accomplish distribution, it takes from six months to a year to move through the channels and committees of large multi-store national retail chains.


RONSON AVIATION, INC. (RAI)
---------------------------

In 2003, Ronson Aviation, Inc.'s (RAI) sales and profits continued to increase. RAI's profit contribution was substantial, while RAI's increase in sales was about 6%.

In 2004, preparations at RAI are underway for the construction of a new hangar/office complex that will complement our existing hangar/office facility. When completed, the additional space of about 20,000 sq. ft. or more will accommodate an expanding customer base at Trenton-Mercer Airport. The construction of the hangar/office complex is expected to start in the second quarter of next year with completion by year end 2006.

RAI provides aviation related services to the general public, corporations and the U.S. Government. Its facilities are located on 18 acres at Trenton-Mercer Airport and consist of a 52,000 sq. ft. hangar and office facility, and a state-of-the-art 58,500 gallon fuel storage area. As a fixed base operator
(FBO), RAI provides both jet fuel and avgas fuel; air charter; aircraft/helicopter repairs; avionic installations; and rentals of hangar and office space.


REDEMPTION OF PREFERRED STOCK, 5% STOCK DIVIDEND AND COMMON STOCK CASH DIVIDEND
-------------------------------------------------------------------------------

In February of this year, the Board of Directors approved the redemption of the 34,875 outstanding shares of the Company's 12% Cumulative Convertible Preferred Stock which remained outstanding. The redemption was completed in the second quarter of 2004.

In February 2004, for the third consecutive year, the Board of Directors declared a 5% stock dividend on the Company's outstanding Common Stock.

I am especially pleased to advise, that after over twenty years of not paying a cash dividend, the Board of Directors declared in May 2004 a regular quarterly cash dividend of $.01 per common share on the Company's Common Stock. Subsequent regular quarterly cash dividends of $.01 per common share were declared in August and November of this year.






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OUTLOOK
-------

You can be assured that our goal is to build upon the renowned Ronson brand name and that our short and long term plans are in place and working.

Mindful of the challenges and distractions related to the world and national conditions, as well as other factors, we look to successfully meet our goals for the benefit of the long term interests of our shareholders and for increasing shareholder value.



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FORWARD-LOOKING STATEMENTS
--------------------------

The President's Remarks contains forward-looking statements that anticipate results based on management's plans and expectations that are subject to uncertainty. Forward-looking statements are based on current expectations of future events. The Company cannot ensure that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. If underlying assumptions prove inaccurate or that unknown risks or uncertainties materialize, actual results could vary materially from our projections. Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties. The Company assumes no obligation to update any forward-looking statements as a result of future events or developments.









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                                    RONSON CORPORATION
                                    CORPORATE PARK III
                                    CAMPUS DRIVE
                                    P.O. BOX 6707
                                    SOMERSET, NEW JERSEY
                                    08875-6707